UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CAPLEASE, INC.
(Name of Registrant as Specified in Its Charter)

  _____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAPLEASE, INC.
1065 Avenue of the Americas
New York, NY 10018

Annual Meeting of Stockholders

April 28, 2008

To our Stockholders:

On behalf of our board of directors, I cordially invite you to attend our 2008 Annual Meeting of Stockholders. This meeting will be held at the company’s corporate office at 1065 Avenue of the Americas, 19th Floor, New York, New York, on Wednesday, June 11, 2008 at 10:00 a.m., local time. During the meeting, we will discuss the items of business described in the accompanying Notice of Annual Meeting and Proxy Statement, update you on important developments in our business and respond to any questions that you may have about us.

Information about the matters to be acted upon at the meeting is contained in the accompanying Notice of Annual Meeting and Proxy Statement. Also enclosed with this Proxy Statement are your proxy card, instructions for voting and the 2007 Annual Report to Stockholders. You are being asked to elect directors, ratify the appointment of our auditors and conduct any other business properly raised at the meeting or any adjournment or postponement thereof.

Your vote is very important. Please take a moment now to cast your vote whether or not you plan to attend the meeting by completing, signing, dating and returning the enclosed proxy using the enclosed self-addressed, stamped envelope. You may still vote in person at the meeting, even if you return a proxy.

I look forward to seeing you at the meeting.

Best regards,

Paul H. McDowell
Chairman of the Board and Chief Executive Officer

CAPLEASE, INC.
1065 Avenue of the Americas
New York, NY 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 11, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the “Meeting”) of CapLease, Inc., a Maryland corporation (the “Company”), will be held at the Company’s corporate office at 1065 Avenue of the Americas, 19th Floor, New York, New York, on Wednesday, June 11, 2008 at 10:00 a.m., local time. The matters to be considered by stockholders at the Meeting, which are described in detail in the accompanying Proxy Statement, are:

1.	To elect six directors to hold office until the annual meeting of stockholders to be held in 2009 and until their successors are elected;

2.	To ratify the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Board of Directors (the “Board”) has fixed the close of business on April 2, 2008, as the record date for the Meeting. Only stockholders of record of our common stock as of that date are entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof.

The accompanying proxy is being solicited by the Board. This notice and Proxy Statement are first being mailed to stockholders on or about April 28, 2008.

Please complete and promptly return the enclosed proxy card in the envelope provided whether or not you plan to attend the Meeting. Doing so will not prevent you from voting in person at the Meeting if you choose to do so. It will, however, help to assure that a quorum is present for the Meeting.

By Order of the Board,

Paul C. Hughes
Corporate Secretary

New York, New York
April 28, 2008

CAPLEASE, INC.
1065 Avenue of the Americas
New York, NY 10018

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CapLease, Inc. (the “Board”), a Maryland corporation (“we,” “us” or the “Company”), for use at the Company’s 2008 Annual Meeting of Stockholders (the “Meeting”), to be held at the Company’s corporate office at 1065 Avenue of the Americas, 19th Floor, New York, New York, on Wednesday, June 11, 2008 at 10:00 a.m., local time, and any adjournment or postponement thereof. This Proxy Statement, the foregoing notice and the enclosed proxy card are first being mailed to stockholders of the Company on or about April 28, 2008. Only stockholders of record of our common stock at the close of business on April 2, 2008 (the “Record Date”) will be entitled to notice of, and to vote at, the Meeting.

The questions and answers set forth below provide general information regarding this Proxy Statement and the Meeting.

What will stockholders be voting on at the Meeting?

1.	To elect six directors to hold office until the annual meeting of stockholders to be held in 2009;

2.	To ratify the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Who is entitled to vote at the Meeting and how many votes do they have?

Common stockholders of record at the close of business on the Record Date, April 2, 2008, may vote at the Meeting. Each share of common stock has one vote. There were 44,744,280 shares of common stock outstanding on the Record Date.

Holders of our Series A cumulative redeemable preferred stock are not entitled to vote at the Meeting.

What percentage of our common stock do the directors and executive officers own?

Our directors and executive officers owned approximately 3.7% of our common stock, as of the Record Date. (See the discussion under the heading “Ownership of Our Common Stock” for more details.)

How do I vote?

You must be present, or represented by proxy, at the Meeting in order to vote your shares. Even if you plan to attend the Meeting, we encourage you to vote your shares by proxy. Since we expect that many of our common stockholders will be unable to attend the Meeting in person, we send proxy cards to all of our common stockholders to enable them to vote.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. If you complete and return the enclosed proxy card, your shares will be voted in accordance with your instructions by the proxies identified on the proxy card.

By completing and returning this proxy card, who am I designating as my proxy?

You will be designating Paul H. McDowell, our chairman of the board and chief executive officer, and Paul C. Hughes, our vice president, general counsel and corporate secretary, as your proxy. They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

How will my proxy vote my shares?

Your proxy will vote according to the instructions on your proxy card.

We do not intend to bring any other matter for a vote at the Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, in their discretion, on any other business that properly comes before the Meeting or any adjournment or postponement thereof.

How do I vote using my proxy card?

Simply complete, sign and date the enclosed proxy card and return it in the postage-paid, self-addressed envelope provided.

How do I change or revoke my proxy?

You may change or revoke your proxy at any time before your shares are voted at the Meeting by:
•	executing and delivering another later dated proxy card;

•	notifying the Company’s Corporate Secretary, in writing at CapLease, Inc., 1065 Avenue of the Americas, New York, NY 10018, that you are changing or revoking your proxy; or

•	attending and voting by ballot in person at the Meeting.

Attendance at the Meeting will not itself revoke a proxy. All signed proxies that have not been revoked will be voted at the Meeting. If your proxy contains any specific instructions, they will be followed.

Who will count the votes?

An inspector of election designated by the Board will count the votes.

What constitutes a quorum?

A quorum, which is necessary to conduct business at the Meeting, constitutes a majority of the outstanding shares of our common stock entitled to be cast at the Meeting, present in person or represented by proxy. If you sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you withhold your vote or abstain from voting. If a quorum is not present at the Meeting, the chairman of the meeting or the stockholders present in person or by proxy may adjourn the Meeting to a date not more than 120 days after the Record Date, until a quorum is present.

What are my voting choices when voting on director nominees, and what vote is needed to elect directors?

When voting on the election of director nominees to serve until the 2009 Annual Meeting of Stockholders and until their successors are elected, you may:

•	vote in favor of all nominees;

•	withhold votes as to all nominees; or

•	withhold votes as to one or more specific nominees.

A nominee is elected to the Board if a plurality of votes cast in the election of directors is cast “for” the nominee. Any votes withheld will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of the proposal. In the event that any nominee for director is unavailable for election, the Board may either reduce the number of directors or choose a substitute nominee. If the Board chooses a substitute nominee, the shares represented by a proxy will be voted for the substitute nominee, unless other instructions are given in the proxy.

The Board recommends that the stockholders vote “FOR” all of the nominees.

What are my voting choices when voting on the ratification of the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm?

When voting on the ratification of the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm, you may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting.

The affirmative vote of a majority of the votes cast is required for approval of the ratification of McGladrey & Pullen LLP. Abstentions will not be counted in determining the number of votes cast and, therefore, will have no effect on the outcome of the proposal.

The Board recommends that the stockholders vote “FOR” the ratification of McGladrey & Pullen LLP.

What if I do not specify a choice for a matter when returning a proxy?

If you sign your proxy but do not give voting instructions, the individuals named as proxy holders on the proxy card will vote “FOR” the election of all nominees, “FOR” the ratification of McGladrey & Pullen LLP and in their discretion on any other matters that may properly come before the Meeting.

Will my shares be voted if I do not provide my proxy or vote at the Meeting?

If you do not provide your proxy or vote at the Meeting and your shares of common stock are registered directly in your name with our transfer agent (American Stock Transfer & Trust Company), your shares of common stock will not be voted.

If you do not provide your proxy or vote at the Meeting and your shares of common stock are held in street name with a bank, brokerage firm or other nominee (i.e., in “street name”), your nominee may vote your shares in its discretion on the proposal to elect directors and the proposal to ratify McGladrey & Pullen LLP. The election of directors and the ratification of our independent registered public accounting firm are “routine matters” under the rules of the New York Stock Exchange on which nominees are permitted to vote on behalf of their clients if no voting instructions are furnished.

Who is soliciting my proxy, how is it being solicited and who pays the cost?

The Board is soliciting your proxy for the Meeting. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. We pay the cost of soliciting proxies and may use employees to solicit proxies and also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means you have multiple accounts with our transfer agent, and to vote all your shares you will need to sign and return all proxy cards.

May stockholders ask questions at the Meeting?

Yes. At the end of the Meeting, our representatives will answer questions from stockholders.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth certain information regarding the ownership of common stock as of April 2, 2008, by (i) each of our directors, (ii) each of our executive officers and (iii) all of our directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power.

	Beneficial Ownership
Name	Shares(1)		Percentage
Paul H. McDowell	381,100		*
William R. Pollert	386,044	(2)	*
Shawn P. Seale	395,946	(3)	*
Robert C. Blanz	302,862		*
Paul C. Hughes	92,070		*
Michael E. Gagliardi	24,750	(4)	*
Stanley Kreitman	12,250		*
Jeffrey F. Rogatz	16,250		*
Howard A. Silver	24,200		*
Directors and executive officers as a group (9 persons)	1,635,472		3.7%

*	Represents less than 1% of the outstanding common stock.

(1)
Includes shares of common stock subject to restricted stock awards for which the person has the right to vote as follows: Mr. McDowell, 169,116; Mr. Pollert, 107,430; Mr. Seale, 156,314; Mr. Blanz, 145,510; Mr. Hughes, 64,419; Mr. Gagliardi, 5,751; Mr. Kreitman, 5,751; Mr. Rogatz, 5,751; Mr. Silver, 7,251; and all directors and executive officers as a group, 667,293.

(2)	Includes 5,000 shares owned by his spouse and 1,000 shares owned by his stepdaughter. Mr. Pollert disclaims beneficial ownership of these shares.

(3)	Includes 10,594 shares owned by his spouse and 30,000 shares owned by his mother-in-law and father-in-law. Mr. Seale disclaims beneficial ownership of these shares.

(4)	Includes 2,500 shares owned by his spouse, 500 shares owned by his son and 500 shares owned by his daughter. Mr. Gagliardi disclaims beneficial ownership of these shares.

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our common stock.

Name	Shares	Percentage as of April 2, 2008
Hotchkis and Wiley Capital Management, LLC(1)	4,446,100	9.9%

Snyder Capital Management, L.P.(2)	3,658,646	8.2%

The Vanguard Group, Inc.(3)	2,805,943	6.3%

High Rise Capital Advisors, L.L.C., et. al.(4)	2,778,738	6.2%

RS Investment Management Co. LLC, et. al.(5)	2,741,520	6.1%

Inland American Real Estate Trust, Inc., et. al.(6)	2,617,522	5.8%

Barclays Global Investors, NA., et. al.(7)	2,289,804	5.1%

First Manhattan Co.(8)	2,283,750	5.1%

Kensington Investment Group, Inc.(9)	2,283,218	5.1%

(1)
According to a Schedule 13G/A filed with the Securities and Exchange Commission by Hotchkis and Wiley Capital Management, LLC on February 14, 2008. The address for Hotchkis and Wiley Capital Management, LLC is 725 South Figueroa Street, 39th Floor, Los Angeles, CA 90017.

(2)
According to a Schedule 13G filed with the Securities and Exchange Commission by Snyder Capital Management, LP and Snyder Capital Management, Inc. (the “Snyder Capital Filers”) on February 14, 2008. The address for the Snyder Capital Filers is One Market Plaza, Steuart Tower, Suite 1200, San Francisco, CA 94105.

(3)
According to a Schedule 13G/A filed with the Securities and Exchange Commission by The Vanguard Group, Inc. on February 14, 2008. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
According to a Schedule 13G/A filed with the Securities and Exchange Commission by Cedar Bridge Realty Fund, L.P., Cedar Bridge Institutional Fund, L.P., High Rise Capital Advisors, L.L.C., Bridge Realty Advisors, LLC, David O’Connor and Charles Fitzgerald (the “High Rise Filers”) on February 14, 2008. The address for the High Rise Filers is 535 Madison Avenue, New York, NY 10022.

(5)
According to a Schedule 13G filed with the Securities and Exchange Commission jointly by The Guardian Life Insurance Company of America, Guardian Investor Services LLC, and RS Investment Management Co. LLC on February 8, 2008. The address for RS Investment Management Co. LLC is 388 Market Street, Suite 1700, San Francisco, CA 94111.

(6)
According to a Schedule 13D/A filed with the Securities and Exchange Commission jointly by Inland American Real Estate Trust, Inc., Inland Western Retail Real Estate Trust, Inc., Inland Investment Advisors, Inc., Inland Real Estate Investment Corporation, The Inland Group, Inc., Daniel L. Goodwin, Robert H. Baum, G. Joseph Cosenza, Eagle Financial Corp. and The Inland Real Estate Transactions Group, Inc. (the “Inland Filers”) on February 22, 2008. The address for the Inland Filers is 2901 Butterfield Road, Oak Brook, IL 60523.

(7)
According to a Schedule 13G filed with the Securities and Exchange Commission by Barclays Global Investors, NA. (45 Fremont Street, San Francisco, CA 94105), Barclays Global Fund Advisors (45 Fremont Street, San Francisco, CA 94105) and Barclays Global Investors Japan Limited (Ebisu Prime Square Tower, 8th Floor, 1-1-39 Hiroo Shibuya-Ku, Tokyo 150-0012 Japan) on February 5, 2008.

(8)
According to a Schedule 13G filed with the Securities and Exchange Commission by First Manhattan Co. on February 13, 2008. The address for First Manhattan Co. is 437 Madison Avenue, New York, NY 10022.

(9)
According to a Schedule 13G/A filed with the Securities and Exchange Commission by Kensington Investment Group, Inc. on January 14, 2008. The address for Kensington Investment Group, Inc. is 4 Orinda Way, Suite 200C, Orinda, CA 94563.

BOARD OF DIRECTORS

Board of Directors

The primary responsibility of the Board is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must act in good faith in a manner he reasonably believes to be in the best interests of the Company with the care an ordinarily prudent person in a like position would use under similar circumstances. The directors are regularly kept informed about our business at meetings of the Board and its committees and through supplemental reports and communications. The responsibilities of the Board’s standing Committees are addressed separately in this Proxy Statement.

The Board held seven meetings in 2007. Directors are expected to attend Board meetings, the Annual Meeting of Stockholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2007, each nominee for director attended more than 75% of the aggregate number of meetings of the Board and all Committees on which he served. All nominees for director attended our Annual Meeting of Stockholders in 2007, other than Mr. Silver who was unable to attend due to a business conflict.

The Board has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics which can be found at the investor relations section of the Company’s website at www.caplease.com. Copies are also available in print to any stockholder upon written request to CapLease, Inc., 1065 Avenue of the Americas, New York, NY 10018, Attention: Corporate Secretary. The information on the Company’s website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

Chairman of the Board and Lead Independent Director

In December 2007, Lewis Ranieri retired from our Board, including from his position as Chairman of the Board. At that time, our Board elected Paul McDowell, our Chief Executive Officer, Chairman of the Board. In view of the Board’s decision to combine the offices of Chairman and Chief Executive Officer, the Board also established the position of Lead Independent Director and elected one of our independent directors, Howard Silver, to that position. As Lead Independent Director, Mr. Silver’s duties include:

•	Presiding over executive sessions of the non-management directors;

•	Calling meetings of the non-management directors as he deems necessary;

•	Serving as liaison between the chief executive officer and the non-management directors;

•	Advising the chief executive officer of the Board’s informational needs;

•	Being available for communication by stockholders; and

•	Leading the Board in anticipating and responding to crises.

The Lead Independent Director is invited to attend all meetings of Committees of the Board of which he is not a member.

During 2007, our non-management directors met in executive session after each regularly scheduled board meeting (four times).

During the meetings of the non-management directors, the Lead Independent Director has the power to lead the meeting and set the agenda, but all non-management directors are encouraged to and do suggest topics for discussion.

Communications with the Board

Our Board and Audit Committee have adopted a whistleblower policy to allow employees, stockholders and other interested persons to communicate directly with our Audit Committee, including to report complaints relating to accounting, internal accounting controls, or auditing matters. Interested persons may call our 24 hour toll-free whistleblower hotline at (866) 851-8180, to report a concern. Our Board or the non-management directors specifically may also be contacted regarding any other concerns through our whistleblower hotline. All communications to our whistleblower hotline will be reported directly to Mr. Silver, our Audit Committee Chairman and Lead Independent Director.

Committees of the Board

The Board has established various Committees of the Board to assist it with the performance of its responsibilities. These Committees and their members are listed below. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendation of the Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these Committees, which can be found at the investor relations section of the Company’s website at www.caplease.com. Copies are also available in print to any stockholder upon written request to CapLease, Inc., 1065 Avenue of the Americas, New York, NY 10018, Attention: Corporate Secretary. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings.

Audit Committee. Our Board has established an Audit Committee, which is composed of three independent directors, Messrs. Silver (Chairman), Kreitman and Rogatz. The Committee’s primary duties are to:

•
review and discuss with management and our independent auditor our annual and quarterly financial statements and related disclosures, including disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the results of the independent auditor’s audit or review;

•	review our financial reporting processes and internal control over financial reporting;

•
oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, who reports directly to the Audit Committee;

•	provide an open means of communication among our independent registered public accounting firm, management, our internal auditing function and our Board;

•	review any disagreements between our management and the independent registered public accounting firm regarding our financial reporting;

•	prepare the Audit Committee report for inclusion in our proxy statement for our annual stockholder meetings; and

•	establish procedures for complaints received regarding our accounting, internal accounting control and auditing matters.

The Audit Committee met eight times in 2007.

Audit Committee Matters.

Upon the recommendation of the Nominating and Governance Committee, the Board has determined that each of our Audit Committee members is independent of management and free of any relationships that, in the opinion of the Board, would interfere with the exercise of independent judgment and is independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, as incorporated into the listing standards of the New York Stock Exchange.

The Board has determined that Messrs. Silver and Rogatz are “audit committee financial experts,” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Board has further determined that each of the members of the Audit Committee is financially literate and that, as required by the New York Stock Exchange listing standards, at least one member of the Committee has accounting or related financial management expertise, as such terms are interpreted by the Board in its business judgment.

Our Board does not have a policy setting rigid limits on the number of audit committees on which a member of our Audit Committee may serve. Instead, in cases where an Audit Committee member serves on more than three public company audit committees, the Board evaluates whether such simultaneous service would impair the service of such member on our Audit Committee. One member of our Audit Committee, namely Mr. Kreitman, serves on more than three public company audit committees. Our Board has determined that such simultaneous service does not impair the ability of Mr. Kreitman to effectively serve on our Audit Committee.

Audit Committee Pre-Approval Policies.

The Audit Committee must pre-approve all services rendered by the Company’s independent registered public accounting firm. The Audit Committee has delegated to its Chairman the authority to grant any pre-approvals in between scheduled meetings. Any decision to grant pre-approval is presented to the full Audit Committee at its next scheduled meeting.

Compensation Committee. Our Board has established a Compensation Committee, which is composed of three independent directors as defined under the general independence standards of the NYSE listing standards and our Corporate Governance Guidelines, Messrs. Gagliardi (Chairman), Kreitman and Rogatz. In addition, the Committee members are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code). The Committee’s primary duties are to:

•	approve corporate goals and objectives relevant to executive officer compensation and evaluate performance in light of those goals and objectives;

•	determine and approve executive officer compensation, including base salary and incentive awards;

•	make recommendations to the Board regarding compensation plans;

•	administer our stock plan; and

•	prepare a report on executive compensation for inclusion in our proxy statement for our annual stockholder meetings.

Our Compensation Committee determines and approves all elements of executive officer compensation. It also provides recommendations to the full Board of Directors with respect to non-employee director compensation.

As part of its annual executive officer compensation determination, the Compensation Committee typically engages a compensation consultant to provide advisory services. The consultant may also be engaged to assist with the Committee’s non-employee director compensation review. The Committee engaged FPL Associates L.P. in connection with its executive officer compensation determinations at fiscal year ended December 31, 2007. The consultant was engaged directly by the Compensation Committee. The consultant was engaged to provide an analysis of the Company’s executive officer pay levels against our peers, and to offer recommendations for executive officer compensation. In making its executive officer compensation determination, the Compensation Committee also reviews recommendations from our chairman of the board and chief executive officer.

The Compensation Committee met five times in 2007.

Nominating and Corporate Governance Committee. Our Board has also established a Nominating and Corporate Governance Committee, which is composed of three independent directors as defined under the general independence standards of the NYSE listing standards and our Corporate Governance Guidelines, Messrs. Rogatz (Chairman), Gagliardi and Silver. The Committee’s primary duties are to:

•	recruit new directors, consider director nominees recommended by stockholders and others and recommend nominees for election as directors;

•	review the size and composition of our Board and its Committees;

•	oversee the evaluation of the Board;

•	recommend actions to increase the Board’s effectiveness; and

•	develop, recommend and oversee our corporate governance principles, including our Code of Business Conduct and Ethics and our Corporate Governance Guidelines.

The Nominating and Corporate Governance Committee met three times in 2007.

Investment Oversight Committee. Our Board has established an Investment Oversight Committee, which is composed of Messrs. McDowell (Chairman), Rogatz and Silver. The primary function of the Investment Oversight Committee is to approve all portfolio investments we make in excess of $50 million.

The Investment Oversight Committee did not meet in 2007. We had only one investment greater than $50 million in 2007, and it was approved by our full Board in lieu of the Investment Oversight Committee.

We recommend that stockholders review the charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, available at our website at www.caplease.com for a full description of the respective Committee’s responsibilities. Charters are also available in print, as noted above.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to all of our officers, employees and directors, including our chief executive officer, chief financial officer, chief accounting officer and controller. We have always conducted our business in accordance with the highest standards of conduct. Full compliance with the letter and spirit of the laws applicable to our businesses is fundamental to us. Equally important are equitable conduct and fairness in our business operations and in our dealings with others. Our Code of Business Conduct and Ethics reflects the foregoing principles.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from any provision of the Code of Business Conduct and Ethics applicable to our chief executive officer, chief financial officer, chief accounting officer or controller by posting such information on our website at www.caplease.com.

Corporate Governance Guidelines

The Board has also adopted a set of Corporate Governance Guidelines that reflect our governance principles and our commitment to maintaining high corporate governance standards.

The Nominating and Corporate Governance Committee is responsible for periodically reviewing the Corporate Governance Guidelines and the Code of Business Conduct and Ethics and for considering and, as necessary, making recommendations on governance issues that should be addressed by the Board.

Corporate Profile

The following are selected elements of our corporate profile:

•	our Board has opted out of the business combination provisions of the Maryland General Corporation Law, or MGCL;

•	our amended and restated bylaws contain a provision exempting from the control share acquisition statute of the MGCL any and all acquisitions by any person of shares of stock in our Company; and

•	holders of our common stock may act by unanimous written consent.

If our Board were to adopt a resolution opting into the business combination statute or amend our bylaws to remove the exemption from the control share acquisition statute, these provisions of the MGCL may discourage others from trying to acquire control of our Company and may increase the difficulty of consummating any such offer.

For a complete description of our corporate profile, we refer you to the MGCL, our charter and our amended and restated bylaws. We have filed our charter and amended and restated bylaws as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

PROPOSAL 1—ELECTION OF DIRECTORS

In accordance with our charter, each member of our Board is elected annually.

All of the nominees for director are directors presently. Our Nominating and Corporate Governance Committee did not receive any recommendations of director candidates from any stockholder or group of stockholders during 2007. We did not utilize any third-party search firms to assist in identifying potential director candidates during 2007. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has affirmatively determined that each of the following nominees for director is independent within the general independence listing standards prescribed by the New York Stock Exchange and our Corporate Governance Guidelines: Messrs. Gagliardi, Kreitman, Rogatz and Silver. The Board has adopted, as part of our Corporate Governance Guidelines, categorical standards of director independence that are attached hereto as Annex A to assist in making these independence determinations. Each of the above-named nominees qualifies as independent under these standards.

The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent, as well as consideration of diversity, age, skills and experience in the context of the Board’s needs. Nominees for directorships are selected by the Nominating and Corporate Governance Committee and recommended to the Board in accordance with the policies and principles in its charter. The Nominating and Corporate Governance Committee does not distinguish between nominees recommended by stockholders and other nominees. Stockholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors must submit a written notice to the Company’s Corporate Secretary, who will provide it to the Nominating and Corporate Governance Committee. Our amended and restated bylaws set forth the procedures a stockholder must follow to nominate directors. These procedures are summarized in this Proxy Statement under the caption “Stockholder Proposals for 2009 Annual Meeting of Stockholders.”

With Mr. Ranieri’s retirement in December 2007, our Board is currently comprised of six (6) members, with one vacancy. The Board has nominated six (6) director candidates for election at the Annual Meeting. Immediately following the Annual Meeting, there will be one vacancy on the Board. The Board is currently reviewing potential candidates as part of its process of determining whether to replace Mr. Ranieri. In the event the Board identifies a qualified candidate and determines to fill the vacancy, it will appoint such candidate to serve as a member of the Board until the next annual meeting of stockholders.

The following table sets forth the name and the position(s) currently held by each person nominated as a director:

Name	Title
Paul H. McDowell(1)	Chairman of the Board and Chief Executive Officer
William R. Pollert	President and Director
Michael E. Gagliardi(2)(3)	Director
Stanley Kreitman(2)(4)	Director
Jeffrey F. Rogatz(1)(2)(3)(4)(5)	Director
Howard A. Silver(1)(3)(4)(5)	Lead Independent Director

(1)	Member of Investment Oversight Committee

(2)	Member of Compensation Committee

(3)	Member of Nominating and Corporate Governance Committee

(4)	Member of Audit Committee

(5)	Audit Committee Financial Expert

Each of these directors, if reelected, will serve as director until the Annual Meeting of Stockholders held in 2009 and the election and qualification of the director’s respective successor or until the director’s earlier death, removal or resignation.

All nominees have consented to be named, and have agreed to serve if elected. Although it is not anticipated that any of the persons named above will be unable or unwilling to stand for reelection, a proxy, in the event of such occurrence, may be voted for a substitute nominee to be designated by the Board, or, as an alternative, the Board may reduce the number of directors to be elected at the Meeting or leave the position(s) vacant. Ages listed below are as of December 31, 2007.

NAME	BUSINESS EXPERIENCE
Paul H. McDowell Age 47
Mr. McDowell is a founder of our company. He has been continuously employed by us or our predecessor companies since 1994, including as chief executive officer since March 2001, and as senior vice president, general counsel and secretary from 1994 until February 2001. He has served on our Board since November 2003 and was elected Chairman of the Board in December 2007. He served on the board of directors of our predecessor, Capital Lease Funding, LLC (“CLF, LLC”), from November 2001 until March 2004. He is also a member of our investment committee, a committee consisting of seven of our key employees that oversees our underwriting and due diligence process. From 1991 until 1994, Mr. McDowell was corporate counsel for Sumitomo Corporation of America, the principal U.S. subsidiary of one of the world’s largest integrated trading companies. As corporate counsel, Mr. McDowell advised on a wide range of domestic and international corporate legal matters, including acquisitions, complex financing transactions, power plant development, shipping, litigation management and real estate. From 1987 to 1990, Mr. McDowell was an associate in the corporate department at the Boston law firm of Nutter, McClennen & Fish. Mr. McDowell serves on the board of directors of Feldman Mall Properties, Inc. Mr. McDowell received a JD with honors from Boston University School of Law in 1987 and received a BA from Tulane University in 1982.

William R. Pollert Age 63
Mr. Pollert is a founder of our company. He has been continuously employed by us or our predecessor companies since 1994, including as president since 1994, and chief executive officer from 1994 to March 2001. He has served on our Board since November 2003, and served on the board of directors of CLF, LLC from November 2001 until March 2004. He is also a member of our investment committee. From 1993 until 1995, Mr. Pollert was the president and chief executive officer of Equitable Bag Co., Inc., a leading manufacturer of custom bag products for non-food retailers and specialty packaging. From 1986 to 1993, Mr. Pollert held a variety of senior management positions at Triarc Companies, Inc. (which owned Arby’s, RC Cola, Graniteville and National Propane); Trian Group L.P.C.; Avery, Inc. (which owned Uniroyal Chemical Co.); and Triangle Industries, Inc. (which owned American National Can Co., Brandt, Inc., Triangle Wire & Cable, Inc. and Rowe International, Inc.). The senior management positions included chief executive officer or chief operating officer of several of the companies owned by Triarc, Trian, Avery and Triangle. Triarc, Trian, Avery, Triangle and Equitable Bag Co., Inc. were at one time or are currently controlled by Nelson Peltz and Peter May. From 1973 to 1985, Mr. Pollert held a variety of senior management positions at International Paper Company, ending as vice president of the consumer packaging business and a member of its executive operating committee. Mr. Pollert received a Ph.D. in management and organization sciences from the University of Florida, an MBA in finance from Columbia University, and a BA from Lehigh University.

Michael E. Gagliardi Age 50
Mr. Gagliardi has served on our Board since March 2004. Since May 2005, Mr. Gagliardi has been employed by HSBC Investments (USA) Inc. Mr. Gagliardi served as a member of the board of directors of Atlantic Advisors LLC, a registered investment advisor, from 1999 until Atlantic’s acquisition by HSBC in May 2005. Atlantic provides investment, finance and advisory services to an international client base. Mr. Gagliardi was a founding partner of Wasserstein Perella Emerging Markets (“WPEM”) (now Dresdner Kleinwort Wasserstein) and served as its chief executive officer from 1993 through 1999. Prior to founding WPEM, Mr. Gagliardi was director of Emerging Markets at UBS (formerly Swiss Bank Corporation). Mr. Gagliardi has served on the board of directors of the Emerging Market Traders Association and the board of directors advisory council at Fairfield University. Mr. Gagliardi received an MBA from Pace University in 1983 and received a BS from Fairfield University in 1979.

Stanley Kreitman Age 76
Mr. Kreitman has served on our Board since March 2004. Since 1993, Mr. Kreitman has served as chairman of Manhattan Associates, a merchant banking company. From 1972 to 1992, Mr. Kreitman served as the president of United States Banknote Corporation (“USBC”), a company which provides a variety of printing services such as currency production for foreign governments and the printing of stock certificates. Mr. Kreitman also serves as member of the board of directors of Crime Stoppers of Nassau County, Leukemia Society of Nassau County and Police Athletic League. In addition, Mr. Kreitman holds directorship positions with Medallion Financial Corp., CCA Industries Inc., KSW Inc. and Geneva Financial Corp., all public companies. Mr. Kreitman received an honorary doctorate of laws from the New York Institute of Technology in 1998, and a BS from NYU in 1954.

NAME	BUSINESS EXPERIENCE
Jeffrey F. Rogatz Age 46
Mr. Rogatz has served on our Board since March 2004. Mr. Rogatz is the founder and President of Triangle Real Estate Advisors LLC, a real estate asset management company, which is the manager of Triangle Real Estate Securities Fund LLC. Mr. Rogatz is also founder and President of Ridgeway Capital LLC (“Ridgeway Capital”), a real estate investment and advisory firm that invests in office, industrial and retail leased assets in the Mid-Atlantic area and provides advisory services to various clients which have included several publicly-traded real estate investment trusts. Prior to founding Ridgeway Capital in 2001, Mr. Rogatz was chief financial officer of Brandywine Realty Trust (“Brandywine”), a New York Stock Exchange listed real estate investment trust. Prior to joining Brandywine in 1999, Mr. Rogatz was a managing director and head of the REIT practice for Legg Mason Wood Walker, Incorporated. Mr. Rogatz is a member of the National Association of Real Estate Investment Trusts, Urban Land Institute and the International Council of Shopping Centers. Mr. Rogatz is a board member and Trustee of the Friends of Woodlawn Library, Inc. Mr. Rogatz received an MBA in finance with honors from the College of William and Mary in 1987 and received a BS from the University of Virginia in 1983.

Howard A. Silver Age 53
Mr. Silver has served on our Board since March 2004. Mr. Silver held various executive positions with Equity Inns, Inc. (“Equity Inns”), a NYSE listed real estate investment trust, from May 1994 until October 2007 when Equity Inns was sold to Whitehall Global Real Estate Funds. At the time of the sale, Mr. Silver held the positions of chief executive officer and president and was also a director of Equity Inns, and he has also held the positions of chief operating officer, executive vice president of finance, secretary, treasurer and chief financial officer. Mr. Silver is presently a director of Great Wolf Lodge, a public indoor water park resort, where he serves as chairman of the Compensation Committee and a member of the Audit Committee. From 1992 until 1994, Mr. Silver served as chief financial officer of Alabaster Originals, L.P., a fashion jewelry wholesaler. Mr. Silver has been a certified public accountant since 1980 and was employed, from 1987 to 1992, by Ernst & Young LLP and, from 1978 to 1986, by Coopers & Lybrand L.L.P. Mr. Silver graduated cum laude from the University of Memphis with a BS in accountancy in 1976.

Compensation of Directors

The members of our Board who are also our employees do not receive any additional compensation for their services on our Board. The table below sets forth the compensation earned by the Company’s non-employee directors for the fiscal year ended December 31, 2007:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation(2)	Total
Lewis S. Ranieri(3)	$152,500	$0	$0	$152,500

Michael E. Gagliardi	42,500	19,835	3,334	65,669

Stanley Kreitman	38,500	19,835	3,334	61,669

Jeffrey R. Rogatz	44,000	19,835	3,334	67,169

Howard A. Silver	46,500	24,686	4,234	75,420

(1)
Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2007, in accordance with SFAS 123R. Grant date fair value of stock awards during 2007 is as follows: Mr. Ranieri, $0; Mr. Gagliardi, $27,275; Mr. Kreitman, $27,275; Mr. Rogatz, $27,275; and Mr. Silver, $35,458. 2007 stock awards are scheduled to vest in three equal annual installments beginning on the first anniversary of the grant date.

(2)	Represents dividends on awards of Company common stock still subject to forfeiture as of the dividend payment date.

(3)	Mr. Ranieri retired from the Board effective December 12, 2007.

We also reimburse reasonable travel expenses of non-employee directors incurred in connection with their Board and Committee meeting attendance.

The Board unanimously recommends a vote FOR each of the nominees named in Proposal 1.

OUR EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers. Ages are as of December 31, 2007.

Name	Age	Title
Paul H. McDowell	47	Chairman of the Board and Chief Executive Officer
William R. Pollert	63	President
Shawn P. Seale	44	Senior Vice President, Chief Financial Officer and Treasurer
Robert C. Blanz	50	Senior Vice President and Chief Investment Officer
Paul C. Hughes	40	Vice President, General Counsel and Corporate Secretary

Biographical information for Messrs. McDowell and Pollert is contained above under the heading “Proposal I—Election of Directors.” Biographical information with regard to our other executive officers is set forth below.

Shawn P. Seale is a founder of our company. He has been continuously employed by us or our predecessor companies since 1994, including as senior vice president, chief financial officer and treasurer since 1994. He served on our Board from November 2003 until March 2004 and the board of directors of CLF, LLC from November 2001 until March 2004. He is a member of our investment committee. Prior to CapLease, Mr. Seale was also a founder of Taylor Consulting Group, a corporate consulting firm in Atlanta, and served as vice president and treasurer from 1988 until 1995. From 1985 to 1988, Mr. Seale was a management and finance consultant at Ernst & Whinney (a predecessor to Ernst & Young). Mr. Seale is a certified public accountant. Mr. Seale received a BS from the Massachusetts Institute of Technology in 1985.

Robert C. Blanz has been continuously employed by us or our predecessor companies since October 1999, including as our senior vice president since October 1999 and our chief investment officer since October 2003. Mr. Blanz is responsible for the firm’s investment activities including equity, debt and structured finance investments. Mr. Blanz also manages our permanent debt financing strategies including mortgage financings and CDO structuring. Mr. Blanz’s responsibilities also include credit, transaction underwriting and asset management. Mr. Blanz is also a member of our investment committee. From 1997 until 1999, Mr. Blanz was a director in the real estate structured finance department at Standard and Poor's. Before moving to Standard & Poor's, he was vice president in the real estate principal transactions group at Dean Witter. Mr. Blanz received an MBA from Columbia University in 1996 and a BS from the State University of New York in 1980. He is also a certified public accountant.

Paul C. Hughes has been our vice president, general counsel and corporate secretary since January 2005. Prior to that time, he was an attorney practicing in the area of corporate and securities matters at Hunton & Williams LLP from September 2000 until January 2005, and at Parker Chapin LLP from September 1997 until September 2000. Mr. Hughes is also a certified public accountant and was employed by Grant Thornton LLP from January 1989 until June 1997.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management of the Company. Based on this review, the Compensation Committee recommended to the Company’s Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:

Compensation Committee

Michael E. Gagliardi (Chairman)
Stanley Kreitman
Jeffrey F. Rogatz

March 12, 2008

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Compensation Discussion and Analysis

We have a Compensation Committee comprised of three independent directors, Messrs. Gagliardi (Chairman), Rogatz and Kreitman. Under our Compensation Committee charter, our Compensation Committee determines and approves all elements of executive officer compensation.

The Compensation Committee’s primary objectives in determining executive officer compensation are:

•	developing an overall compensation package that is at market levels and thus fosters executive officer retention; and

•	aligning the interests of our executive officers with our stockholders by linking a significant portion of the compensation package to performance.

Our executive officer compensation package consists of three primary elements: base salary, annual cash bonus and restricted stock awards. The Committee believes that these three elements reflect market practice for commercial equity and/or lending REITs and balance the need to offer our executive officers a compensation package that rewards current performance while providing strong short-term and long-term incentives.

The Committee determines the amount of each element annually, generally in February or March. Under the employment agreements we entered into with Messrs. McDowell, Seale, Pollert, Blanz and Hughes, each individual is entitled to an annual percentage salary increase at least equal to the increase in the cost of living. Any additional salary increase, cash bonus and restricted stock award are entirely at the Committee’s discretion. All restricted stock awards are made out of the pool of shares available for issuance under our 2004 stock incentive plan. In order to simplify management and maintain consistency of awards and vesting periods, restricted stock awards are made effective as of March 24 (or the closest business day to March 24), the anniversary date of the closing of our initial public offering.

As part of its annual compensation determination, the Compensation Committee typically engages a compensation consultant to summarize market pay rates and to provide recommendations for executive officer pay. The consultant typically compares the Company’s existing executive officer pay rates against market pay rates at a variety of levels (e.g., 25th percentile, median, 75th percentile) within three peer groups, a REIT mortgage lending peer group, an equity REIT peer group, and a combined lending and equity REIT peer group.1  The Committee engaged FPL Associates L.P. in connection with its executive officer compensation determinations for each of fiscal years ended December 31, 2007 and December 31, 2006.

1  For the fiscal year ended December 31, 2007, the peer groups comprised the following companies:

•
REIT Mortgage Lending Group: Annaly Capital Management, Inc, Capital Trust, Inc., Centerline Holding Company, Fremont General Corporation, Gramercy Capital Corp., MFA Mortgage Investments, Inc., Newcastle Investment Corp., NorthStar Realty Finance Corp. and RAIT Financial Trust.

•
Equity REIT Group: American Financial Realty Trust, Associated Estates Realty Corporation, Digital Realty Trust, Inc., EastGroup Properties, Inc., Entertainment Properties Trust, First Potomac Realty Trust, Getty Realty Corp., Lexington Realty Trust, National Retail Properties, Inc., One Liberty Properties Inc., Realty Income Corp. and Tanger Factory Outlet Centers, Inc.

•	Combined Group: All companies listed above.

In order to ensure the Committee is considering prior period awards and all forms of compensation, the Committee reviews a summary of all restricted stock awards made to each executive officer and a tally sheet of all compensation paid to each executive officer. The Committee also reviews recommendations from our chairman of the board and chief executive officer.

The Committee compensation determinations reflect the following philosophies:

•	The Committee employs a “team” compensation philosophy in setting executive compensation, reflecting the partnership manner in which the management group operates.

•	Compensation determinations are based on an analysis of both objective and subjective performance factors.

•	The Committee pays a significant component of annual compensation awards as long-term performance based compensation through uniquely structured restricted stock grants.

Team Philosophy

The Committee’s “team” philosophy entails assessing the performance of the management team and the Company in the aggregate, and then determining a total compensation pool for all of the executive officers. The size of the pool reflects the Committee’s assessment of overall Company performance, a review of market pay rates and recommendations in the compensation study and considerations of the size of the compensation pool in prior periods.

Once the total compensation pool is determined, the Committee retains significant discretion on how to allocate the pool to individual officers and amongst compensation components. In making individual determinations, however, the Committee is guided generally by market pay rates as reflected in the compensation consultant’s report. With respect to compensation mix, the Committee’s practice is to structure a significant component of the compensation awards as long-term performance based compensation (through restricted stock awards), thereby aligning the interests of the officers with our stockholders.

Objective and Subjective Performance Factors

Because the Committee believes strongly in the exercise of its independent judgment, its compensation determinations are not simply formulaic, but include an assessment of both objective and subjective performance factors. With respect to the objective or formulaic component, the Committee establishes overall Company performance criteria and a weighting percentage for each performance metric annually generally at the beginning of each year. For each of 2006 and 2007, the Committee analyzed the following objective performance metrics:

•	Total shareholder return (which includes dividends paid) versus a peer group, with a weighting of 50%.

•
Leveraged return on equity versus budget, with a weighting of 12.5%. This financial measure is computed by adjusting our net income (loss) to add back depreciation and amortization expense on real property and general administrative expenses (including stock based compensation), and then dividing the result by the total amount of equity capital we have raised since and including our initial public offering.

•	Asset spreads versus budget, with a weighting of 10%. This financial measure represents an estimate of the yield on our assets less our cost to finance those assets.

•	Asset origination versus budget, with a weighting of 12.5%. This financial measure represents our total new investments for the year.

•	Funds from operations, or FFO, versus budget, with a weighting of 15%. FFO basically represents our net income (loss) as adjusted to add back depreciation and amortization expense on real property.

For each performance measure other than total shareholder return, the Committee compares actual performance against the Board approved budget. The Board sets the budget at aggressive but attainable levels. The Company’s actual total shareholder return is compared to the actual returns of a peer group.

The Committee couples its review against pre-defined objective performance factors with a fair amount of subjective analysis. This subjective analysis includes considerations such as market and unique conditions affecting the Company and achievement of strategic goals, and an analysis of individual contributions such as level and breadth of responsibility, length of tenure and individual contributions to the Company’s strategic plan. For 2007, the subjective factors evaluated by the Committee included the dramatically unstable market conditions in the second half of 2007 and the management team’s achievements in navigating through them.

Long-Term Compensation/Restricted Stock Awards

The Committee pays a significant component of each annual compensation award in the form of long-term compensation. The Committee has developed a unique structure for restricted stock awards that it believes achieves its objectives of offering a competitive compensation package that rewards long-term decision-making and links pay to performance. The Committee’s restricted stock awards reflect the following:

•	All awards vest over five years, with one-fifth of the shares available for vesting each year. The Committee transitioned to a five year vesting period (from three years) in January 2007.

•
A significant portion of each award vests only if performance criteria determined by the Committee are met, with the balance of the award vesting solely on the basis of time (i.e., continued employment). The awards made in each of February 2007 and February 2008 were allocated 75% as performance-based awards and 25% as time-based awards.

•
Shares which fail to vest in the first four years because performance criteria are not met are not forfeited but will “roll-forward” and are available for vesting in subsequent years. For example, based on its analysis of 2007 performance, the Committee determined that 60% of the restricted stock awards scheduled to vest in March 2008, vested at that time, with the remaining shares rolling-forward and available for vesting in future years.

•	All shares which are unvested as of the end of the five-year vesting cycle will be forfeited.

•	In order to provide an element of current reward, executive officers are entitled to receive dividends on and vote restricted stock awards unless and until forfeited.

The Committee believes the use of a five year vesting period is an appropriate at-risk period and aligns the long-term interest of management with our stockholders. Further, the Committee believes that our executive officers are highly incentivized because a portion of their stock award is subject to forfeiture if performance criteria are not met. The Committee also believes that the “roll-forward” feature for unvested awards allows performance to be measured on a long-term basis, rather than entirely on the short-term, which incentivizes management to make decisions in the long-term best interest of the Company rather than to meet short-term performance goals and vesting schedules.

2007 and 2006 Compensation Determinations

For the 2007 period, actual performance was generally in line with budget, but total shareholder return was down meaningfully for the year (negative 20.5%). Based on these factors, as well as a variety of additional Company and individual subjective factors, the Committee made the following determinations:

•	The Committee set the total compensation pool modestly lower (about 4%) than 2006, and below the 25th percentile of the combined peer group in the compensation study.

•	The Committee determined not to increase base salaries other than cost of living increases.

•	The Committee allocated 48% of the total compensation pool to restricted stock awards, exceeding the combined peer group average which ranged from 37% to 46%.

•
The Committee determined that 60% of the restricted stock awards scheduled to vest in March 2008, vested at that time, with the remaining shares rolling-forward and available for vesting in future years.

For the 2006 period, total shareholder return was a strong 17.8%, and actual performance was generally in line with budget. Based on these factors, as well as a variety of additional Company and individual subjective factors, the Committee made the following determinations:

•	The Committee set the total compensation pool between the 25th percentile and the median of the combined peer group in the compensation study.

•	The Committee allocated 48% of the total compensation pool to restricted stock awards, exceeding the combined peer group average which ranged from 32% to 40%.

•
The Committee determined that 90% of the restricted stock awards scheduled to vest in March 2007, vested at that time, with the remaining shares rolling-forward and available for vesting in future years.

Other Perquisites and Benefits

In addition to the base salary, cash bonus and stock award components of compensation discussed above, the employment agreements we entered into with Messrs. McDowell, Seale, Pollert, Blanz and Hughes provide them with limited perquisites and special benefits in certain circumstances in connection with the termination of their employment. The perquisites consist of life and disability insurance coverage at defined levels and, in the case of Messrs. McDowell and Seale, a $10,000 annual tax preparation and financial planning reimbursement. These agreements, with the exception of Mr. Hughes, were entered into at the time of our initial public offering and were intended to reward the executive officers for attaining a monetization event and offer them compensation terms that are competitive with our public REIT peers. With the exception of unvested stock awards, which automatically vest for all of our employees (including our executive officers) upon a change of control, all change of control severance is “double trigger,” meaning it is only paid in the event of both a change of control event and a termination, rather than simply at a change of control.

Summary Compensation Table

The table below sets forth the compensation earned by the Company’s principal executive officer, principal financial officer and each other executive officer (the “named executive officers”) for each of the fiscal years ended December 31, 2007 and December 31, 2006.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	All Other Compensation(2)	Total
Paul H. McDowell	2007	$400,000	$240,000	$245,209	$117,813	$1,003,022
Chairman of the board and chief executive officer	2006	368,333	270,000	492,461	120,088	1,250,882

Shawn P. Seale	2007	318,167	225,000	226,085	101,748	871,000
Senior vice president, chief financial officer and treasurer	2006	298,333	260,000	464,118	98,181	1,120,632

William R. Pollert	2007	224,212	110,000	159,639	83,871	577,722
President	2006	201,580	165,000	346,159	78,934	791,673

Robert C. Blanz	2007	270,000	225,000	206,078	98,937	800,015
Senior vice president and chief investment officer	2006	240,001	260,000	385,116	81,822	966,939

Paul C. Hughes	2007	212,500	110,000	101,586	37,982	462,068
Vice president, general counsel and corporate secretary	2006	197,500	105,000	90,942	22,470	415,912

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2007, in accordance with SFAS 123R.

(2)	Includes the following amounts:

	McDowell		Seale		Pollert		Blanz		Hughes
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006
Dividends on awards of Company common stock still subject to forfeiture as of the dividend payment date	$97,055	$85,962	$89,050	$79,519	$62,339	$57,687	$82,321	$69,346	$32,242	$18,000
Company paid life and disability insurance and related income tax indemnification	17,692	15,166	12,268	12,024	21,532	21,247	16,616	12,476	5,740	4,470
Tax return preparation and financial planning reimbursement and related income tax indemnification	3,066	18,960	430	6,638	—	—	—	—	—	—

Grants of Plan-Based Awards

The table below sets forth the plan-based awards to the Company’s named executive officers for the fiscal year ended December 31, 2007. All awards were made pursuant to the Company’s 2004 stock incentive plan.

		Dates of Compensation	Estimated Future Payout Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock
Name	Grant Date	Committee Action	Threshold	Target	Maximum	Awards
Paul H. McDowell	March 23, 2007	February 13, 2007	N/A	20,800	N/A	$226,928

	March 23, 2007	February 13, 2007	N/A	7,721	N/A	$84,264
		January 25, 2007
		March 14, 2006

	March 23, 2007	February 13, 2007	N/A	8,889	N/A	$97,009
		January 25, 2007
		March 1, 2005

Shawn P. Seale	March 23, 2007	February 13, 2007	N/A	20,000	N/A	$218,200

	March 23, 2007	February 13, 2007	N/A	6,176	N/A	$67,403
		January 25, 2007
		March 14, 2006

	March 23, 2007	February 13, 2007	N/A	8,889	N/A	$97,009
		January 25, 2007
		March 1, 2005

William R. Pollert	March 23, 2007	February 13, 2007	N/A	14,000	N/A	$152,740

	March 23, 2007	February 13, 2007	N/A	3,860	N/A	$42,127
		January 25, 2007
		March 14, 2006

	March 23, 2007	February 13, 2007	N/A	6,667	N/A	$72,760
		January 25, 2007
		March 1, 2005

Robert C. Blanz	March 23, 2007	February 13, 2007	N/A	18,000	N/A	$196,380

	March 23, 2007	February 13, 2007	N/A	6,949	N/A	$75,839
		January 25, 2007
		March 14, 2006

	March 23, 2007	February 13, 2007	N/A	6,667	N/A	$72,760
		January 25, 2007
		March 1, 2005

Paul C. Hughes	March 23, 2007	February 13, 2007	N/A	10,800	N/A	$117,828

	March 23, 2007	February 13, 2007	N/A	2,779	N/A	$30,329
		January 25, 2007
		March 14, 2006

The Company makes stock awards annually. As noted above, all awards vest over five years, with a significant component of each annual award vesting only if performance criteria determined by the Compensation Committee are met (the “performance component”), and the balance vesting solely on the basis of time (i.e., continued employment) (the “time component”). For the performance component of each award, SFAS 123R provides that to the extent performance criteria have not been determined, the “grant date” (for purposes of determining the value of the award to be expensed over time and commencement of the period of expense accrual) is deferred for that portion of the award until such criteria are determined. As a result, the tables above include portions of the stock awards to the named executive officers from March 2007, March 2006 and March 2005. Specifically, the tables include (i) the entire time component of the March 2007 award and the portion of the performance component of the March 2007 award available for vesting in 2007, (ii) the portion of the performance component of the March 2006 award available for vesting in 2007 and (iii) the portion of the performance component of the March 2005 award available for vesting in 2007. The tables exclude the portion of the performance component of the March 2007 award available for vesting in years after 2007, or the following number of shares: Mr. McDowell, 31,200; Mr. Seale, 30,000; Mr. Pollert, 21,000; Mr. Blanz, 27,000; and Mr. Hughes, 16,200.

The Compensation Committee does not establish levels of threshold, target and maximum payouts for plan-based awards. A fixed number of shares are awarded annually, with a portion of the award being forfeited if performance and/or service conditions are not met. The payout reported in the target column of the “Grants of Plan-Based Awards” table assumes all awards with a grant date (as defined under SFAS 123R) in 2007 vest and become non-forfeitable.

We use the closing stock price on the grant date as our estimate of the grant date fair value of the award.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth the outstanding equity awards that have not vested for each named executive officer as of December 31, 2007. The Company has not made any option awards.

	Stock Awards
			Equity Incentive Plan Awards
Name	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Number of Unearned Shares, Units or Other Rights that Have Not Vested(1)	Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested
Paul H. McDowell	N/A	N/A	124,728	$1,050,210

Shawn P. Seale	N/A	N/A	114,953	$967,904

William R. Pollert	N/A	N/A	80,343	$676,488

Robert C. Blanz	N/A	N/A	106,313	$895,155

Paul C. Hughes	N/A	N/A	44,848	$377,620

(1)	Shares are scheduled to vest as follows, although actual vesting may differ.

	March 2008	March 2009	March 2010	March 2011	March 2012
Paul H. McDowell	33,376	30,495	30,493	19,964	10,400

Shawn P. Seale	30,866	28,206	28,204	17,677	10,000

William R. Pollert	21,723	19,839	19,838	11,942	7,000

Robert C. Blanz	28,048	25,722	25,721	17,821	9,000

Paul C. Hughes	12,660	8,929	8,929	8,930	5,400

Stock Vested Table

The following table sets forth vesting of restricted stock for each of the named executive officers during the fiscal year ended December 31, 2007. The Company has not made any option awards.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Paul H. McDowell	38,361	$418,519

Shawn P. Seale	35,436	$386,607

William R. Pollert	25,325	$276,296

Robert C. Blanz	31,355	$342,083

Paul C. Hughes	8,819	$96,215

Securities Authorized for Issuance under Equity Compensation Plans

Our stock incentive plan is our sole equity compensation plan and has been approved by our stockholders. The number of shares to be issued upon exercise of outstanding awards and the number of shares remaining available for future issuance under our stock incentive plan as of December 31, 2007, were as follows:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	-0-	N/A	925,755

Since December 31, 2007, we have made restricted stock awards under our stock incentive plan in the aggregate of 393,950 shares to our executive officers, other employees and directors.

EMPLOYMENT OF OUR EXECUTIVES

We have entered into employment agreements with each of our executive officers. We entered into employment agreements with Messrs. McDowell, Pollert, Seale and Blanz upon the closing of our initial public offering in March 2004. We entered into an employment agreement with Mr. Hughes in February 2007, and we also amended our employment agreement with Mr. Blanz at that time.

Salary, Bonus and Other Benefits

Under the above agreements, each of our executive officers is entitled to an annual base salary, and an annual bonus and restricted stock awards at the discretion of the Compensation Committee. In February 2008, the Compensation Committee set the following base salaries for our executive officers: Mr. McDowell, $416,700; Mr. Pollert, $231,500; Mr. Seale, $329,300; Mr. Blanz, $283,000; and Mr. Hughes, $221,200.

Each officer is also eligible for the same benefits, including participation in our retirement and welfare plans, as other similarly situated employees, and such other benefits as our Board may, from time to time, establish. We currently provide each officer with a term life insurance benefit as follows: Mr. McDowell, $2,000,000; Mr. Pollert, $1,000,000; Mr. Seale, $1,500,000; Mr. Blanz, $1,000,000; and Mr. Hughes, $500,000; and a disability insurance benefit providing a monthly income replacement until age 65 in the event of disability of: $21,000 (Mr. McDowell), $18,000 (Mr. Pollert), $18,025 (Mr. Seale), $21,000 (Mr. Blanz), and $14,225 (Mr. Hughes).

Term

Each agreement was entered into for an initial term of approximately three years, and automatically extends for one additional year each December 31, unless either party provides written notice to the other party at least 90 days prior to December 31 that it does not wish to renew the agreement. However, each officer and the Company has reserved the right to terminate his agreement at any time for any reason, subject to the severance that may be due as described below.

Severance

Non-Renewal. In the event the Company elects not to renew the agreement, the officer will be entitled on the date his employment ends to a lump sum payment equal to his then current annual base salary.

Death or Disability. If the officer’s employment is terminated as a result of his death or disability, he (or his estate) will be entitled to a lump sum payment equal to:

•	a pro rata portion of his highest annual bonus for the prior three calendar years; and

•	immediate vesting of all unvested stock awards granted under our stock incentive plan.

Without Cause or with Good Reason. If the officer’s employment is terminated by the Company without “cause” or by him with “good reason” (and other than in connection with his death or disability or a decision not to extend the agreement), such officer will be entitled to the following severance:

•	three times his then current annual base salary for Messrs. McDowell, Seale and Blanz or two times in the case of Messrs. Pollert and Hughes;

•	three times average annual bonus for the past three years for Messrs. McDowell, Seale and Blanz or two times in the case of Messrs. Pollert and Hughes;

•	a pro rata portion of his highest annual bonus for the prior three calendar years;

•	continued payment of the employer portion of life, health and disability premiums for 24 months; and

•	immediate vesting of all unvested stock awards granted under our stock incentive plan.

“Cause” and “good reason” are generally defined to mean:

	Cause		Good Reason
•	the executive’s conviction of, or a plea of guilty or nolo contendere to, a felony;	•	a reduction in base salary;

•	the executive’s intentional failure to substantially perform reasonably assigned material duties;	•	a demotion or a material reduction in duties, subject to a 30-day right to cure;

•	the executive’s willful misconduct in the performance of the executive’s duties; or	•	a requirement for the executive to be based at a location other than the New York, New York metropolitan area; or

•	the executive’s material breach of any non-competition or non-disclosure agreement in effect between him and us.	•	any material breach of the employment agreement by us, subject to a 30-day right to cure.

Change of Control. Each officer is entitled to the same benefits described above for a termination without cause or with good reason, plus a gross-up for any excise taxes imposed by the Internal Revenue Service, in the event his employment is terminated in connection with a “change of control” of our Company. These benefits will be paid if any of the following circumstances apply:

•	termination is without cause or with good reason within 12 months following a change of control;

•	termination is without cause while the Company is negotiating a transaction that reasonably could result in a change of control; or

•	termination is without cause and a change of control occurs within three months of termination.

A “change of control” is generally defined to mean:

•	the acquisition by any person of more than 50% of our then outstanding voting securities;

•
the merger or consolidation of our Company with another entity, unless the holders of our voting shares immediately prior to the merger or consolidation have at least 50% of the combined voting stock of the surviving entity of the merger or consolidation;

•	the sale or disposition of all or substantially all of our assets;

•	the liquidation or dissolution of our Company; or

•
directors who constituted our Board on the date of the agreement cease for any reason to constitute a majority of our directors, unless the nomination of the successor to any such director is approved by a majority of our directors in office immediately prior to such cessation.

In addition, under the terms of our 2004 stock incentive plan, all unvested stock awards to the executive officers (as well as to all of our other employees) will automatically vest upon a change of control of our Company (irrespective of a termination of employment).

Each officer must execute a release of all claims for the benefit of our Company, its affiliates and our officers and directors in order to receive any severance payment described above.

Non-Compete

Each officer has also agreed not to compete with us or solicit our customers or employees for the one-year period after termination of his employment for any reason.

Quantification of Hypothetical Benefits

The following tables quantify the payments we would be required to make to our named executive officers assuming their employment was terminated or a change of control occurred as of December 31, 2007.

	Hypothetical Payments to Mr. McDowell
	Termination as a Result of Non-Renewal	Termination as a Result of Death or Disability	Termination without Cause or with Good Reason	Termination in Connection with Change of Control	Change of Control
	(in thousands)
Multiple of salary	$1,215	$0	$1,215	$1,215	$0
Multiple of bonus	0	0	759.5	759.5	0
Pro rata bonus	0	0	0	0	0
Payment of insurance premiums	0	0	40.2	40.2	0
Value of vesting remaining unvested stock awards	0	1,050.2	1,050.2	1,050.2	1,050.2
Excise tax gross-up	0	0	0	1,130.6	0
Total	$1,215.0	$1,050.2	$3,064.9	$4,195.5	$1,050.2

	Hypothetical Payments to Mr. Seale
	Termination as a Result of Non-Renewal	Termination as a Result of Death or Disability	Termination without Cause or with Good Reason	Termination in Connection with Change of Control	Change of Control
	(in thousands)
Multiple of salary	$960	$0	$960	$960	$0
Multiple of bonus	0	0	699.5	699.5	0
Pro rata bonus	0	0	0	0	0
Payment of insurance premiums	0	0	40.2	40.2	0
Value of vesting remaining unvested stock awards	0	967.9	967.9	967.9	967.9
Excise tax gross-up	0	0	0	969.1	0
Total	$960.0	$967.9	$2,667.6	$3,636.7	$967.9

	Hypothetical Payments to Mr. Pollert
	Termination as a Result of Non-Renewal	Termination as a Result of Death or Disability	Termination without Cause or with Good Reason	Termination in Connection with Change of Control	Change of Control
	(in thousands)
Multiple of salary	$675	$0	$450	$450	$0
Multiple of bonus	0	0	283.3	283.3	0
Pro rata bonus	0	0	0	0	0
Payment of insurance premiums	0	0	28.2	28.2	0
Value of vesting remaining unvested stock awards	0	676.5	676.5	676.5	676.5
Excise tax gross-up	0	0	0	434.0	0
Total	$675.0	$676.5	$1,438.0	$1,872.0	$676.5

	Hypothetical Payments to Mr. Blanz
	Termination as a Result of Non-Renewal	Termination as a Result of Death or Disability	Termination without Cause or with Good Reason	Termination in Connection with Change of Control	Change of Control
	(in thousands)
Multiple of salary	$825	$0	$825	$825	$0
Multiple of bonus	0	0	703	703	0
Pro rata bonus	0	0	0	0	0
Payment of insurance premiums	0	0	40.2	40.2	0
Value of vesting remaining unvested stock awards	0	895.2	895.2	895.2	895.2
Excise tax gross-up	0	0	0	944.9	0
Total	$825.0	$895.2	$2,463.4	$3,408.3	$895.2

	Hypothetical Payments to Mr. Hughes
	Termination as a Result of Non-Renewal	Termination as a Result of Death or Disability	Termination without Cause or with Good Reason	Termination in Connection with Change of Control	Change of Control
	(in thousands)
Multiple of salary	$645	$0	$430	$430	$0
Multiple of bonus	0	0	215	215	0
Pro rata bonus	0	0	0	0	0
Payment of insurance premiums	0	0	40.2	40.2	0
Value of vesting remaining unvested stock awards	0	377.6	377.6	377.6	377.6
Excise tax gross-up	0	0	0	370.3	0
Total	$645.0	$377.6	$1,062.8	$1,433.1	$377.6

In cases where a pro rata bonus is payable (i.e., termination as a result of death or disability, termination without cause or with good reason, or termination in connection with a change of control), we have assumed the full 2007 bonus is paid, and therefore, no pro rata bonus is payable.

401(k) Plan

We have established a 401(k) Plan for our employees. The 401(k) Plan is a defined contribution plan intended to qualify under section 401 of the Internal Revenue Code. All of our employees who are at least 21 years old are eligible to participate on the first day of the first payroll period following three months of employment. Participants may make pre-tax contributions to the 401(k) Plan of between 1% and 100% of their eligible earnings, subject to a statutorily prescribed annual limit. We may at our discretion make matching contributions to the 401(k) Plan in amounts to be determined annually. Each participant is fully vested in his or her contributions and in any discretionary matching contributions made to his or her account. Contributions by the participants or by us to the 401(k) Plan, and the income earned on such contributions, are generally not taxable to the participants until withdrawn. Any contributions by us are generally deductible by us when made. All contributions are held in trust as required by law. Individual participants may direct the trustee to invest their accounts in authorized investment alternatives.

THE AUDIT COMMITTEE

Report of the Audit Committee

In accordance with our Audit Committee Charter, our Audit Committee oversees our financial reporting process on behalf of our Board. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal control over financial reporting, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Audit Committee’s responsibility is to monitor and oversee these processes. In fulfilling its oversight responsibilities, our Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007, with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

Our Audit Committee reviewed with the independent registered public accounting firm, who is responsible for auditing our financial statements and for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, the firm’s judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

In addition, our Audit Committee received the written disclosures and the letter from our independent registered public accounting firm required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, discussed with our independent registered public accounting firm the firm’s independence from both management and our company and considered the compatibility of our independent registered public accounting firm’s provision of non-audit services to our company with its independence.

In reliance on the reviews and discussions referred to above, but subject to the limitations on the role and responsibility of our Audit Committee referred to below, our Audit Committee recommended to our Board that (and our Board has approved) the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

The members of our Audit Committee are not professional accountants. Committee members rely on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, our Audit Committee serves an oversight role and does not itself determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control over financial reporting and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our Audit Committee’s considerations and discussions referred to above do not assure that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with United States generally accepted accounting principles or that McGladrey & Pullen LLP is in fact “independent.”

Submitted by:

Audit Committee

Howard A. Silver (Chairman)
Jeffrey F. Rogatz
Stanley Kreitman

March 12, 2008

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

PROPOSAL 2—RATIFICATION OF MCGLADREY & PULLEN LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed McGladrey & Pullen LLP as our independent registered public accounting firm for the year ending December 31, 2008. A representative of McGladrey & Pullen is expected to be present at the Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the Audit Committee’s appointment of our independent registered public accounting firm is not required by our amended and restated bylaws or otherwise. However, our Board is submitting the appointment of McGladrey & Pullen LLP to the stockholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, our Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in our and the stockholders’ best interests. If the Audit Committee’s selection is not ratified, the Audit Committee will take that fact into consideration, together with such other factors it deems appropriate, in determining its next selection of an independent registered public accounting firm.

The Board unanimously recommends a vote FOR the ratification of McGladrey & Pullen LLP.

Fees Paid to Independent Registered Public Accounting Firm

The following is a summary of the fees and expenses billed to the Company by McGladrey & Pullen for professional services rendered for the fiscal years ended December 31, 2007 and December 31, 2006.

	2007	2006
Audit fees(1)	$696,804	$574,925
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$696,804	$574,925

(1) Includes fees for annual financial statement audit work, quarterly financial statement reviews and comfort letters on and review of SEC registration statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Qwest Communications Assignment of Rents

Paul H. McDowell, our chief executive officer and a member of our Board, William R. Pollert, our president and a member of our Board, Shawn P. Seale, our senior vice president, chief financial officer and treasurer, and Robert C. Blanz, our senior vice president and chief investment officer, collectively own a 50% interest in a computer data center in the Sacramento, California area that is net leased to Qwest Communications. The group owns the data center through a limited partnership. In February 2001, we originated a net lease loan to the limited partnership in the amount of approximately $42 million. At that time, management’s ownership interest in the limited partnership was 25%. In February 2001, we sold the loan to Wachovia Bank, and the limited partnership agreed to pay us an advisory fee from the rent payable by Qwest in the amount of approximately $66,000 a month until November 2010. An affiliate of the limited partnership is also a party to a management agreement with Qwest for the operation of the data center, and another affiliate of the limited partnership subleases a portion of the leased building from Qwest at a nominal amount. No failure to perform under the management agreement or sublease entitles Qwest to any rent abatement or termination under the lease.

Conflict of Interest Policy

We have a written conflict of interest policy that provides that any transaction with any of our directors, officers or employees or in which any of these individuals has a material interest must be approved by a vote of a majority of our disinterested directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s shares of common stock to file reports of ownership and changes in ownership of our shares of common stock and any other equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely upon a review of Section 16(a) reports furnished to us for fiscal year 2007 or written representations that no other reports were required, we believe that all filing requirements under Section 16(a) for fiscal year 2007 were complied with on a timely basis.

2007 ANNUAL REPORT TO STOCKHOLDERS

We have enclosed along with this Proxy Statement a copy of the Company’s 2007 Annual Report to Stockholders that includes all financial statements and schedules. We will provide without charge additional copies of the 2007 Annual Report to each person solicited by this Proxy Statement upon request in writing to Brad D. Cohen, Director of Investor Relations, CapLease, Inc., 1065 Avenue of the Americas, New York, NY 10018.

BENEFICIAL OWNERS

Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single Proxy Statement and Annual Report to that address. Any such beneficial owner may request a separate copy of this Proxy Statement or the Annual Report by contacting our Corporate Secretary in writing at 1065 Avenue of the Americas, New York, NY 10018, or by telephone at (212) 217-6300. Beneficial owners with the same address who receive more than one Proxy Statement and Annual Report may request delivery of a single Proxy Statement and Annual Report by contacting our Corporate Secretary as provided in the preceding sentence.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the 2008 Annual Meeting of Stockholders other than as set forth in the Notice of Annual Meeting. If any other matters properly come before the Meeting or any adjournment or postponement thereof, it is intended that the holders of the proxies will act in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF STOCKHOLDERS

To be eligible for inclusion in the proxy materials for the Company’s 2009 Annual Meeting of Stockholders, stockholder proposals must be received at the Company’s principal executive offices, Attention: Corporate Secretary, by December 29, 2008. We will consider written proposals received by that date for inclusion in our proxy statement in accordance with regulations governing the solicitation of proxies. A stockholder who wishes to present a proposal at the Company’s 2009 Annual Meeting of Stockholders, but who does not request that the Company solicit proxies for the proposal, must submit the proposal to the Company’s principal executive offices, Attention: Corporate Secretary, no earlier than December 29, 2008 and no later than January 28, 2009.

In addition to the timing requirements set forth above, our amended and restated bylaws contain certain additional requirements that a stockholder must meet to nominate one or more persons for election as directors at an annual meeting or to make any other proposal to be acted upon at an annual meeting.

Article II, Section 12 of our amended and restated bylaws allows any stockholder entitled to vote in the election of directors generally to nominate one or more persons for election as directors at an annual meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered in writing to our Corporate Secretary not later than 90th day nor more than 120th day before the anniversary of the date of the first mailing of our proxy statement for the immediately preceding year’s annual meeting, provided that in the event that the date of the mailing of the notice for the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by us.

Because this Proxy Statement was first mailed to our stockholders on April 28, 2008, our Corporate Secretary must receive written notice of a stockholder’s intent to make such nomination or nominations at the 2009 Annual Meeting of Stockholders not later than the close of business on January 28, 2009, and not earlier than the close of business on December 29, 2008.

Each notice of a stockholder proposal must set forth:

•
as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and

•
as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made.

The stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination or proposal is made, must set forth:

•	the name and address of such stockholder, as they appear on our books, and of such beneficial owner; and

•	the number of shares of each class of our stock which are owned beneficially and of record by such stockholder and such beneficial owner.

If the Board has determined that directors will be elected at a special meeting of stockholders, any stockholder of the Company who is a stockholder of record both at the time of giving of notice of such meeting and at the time of the special meeting, and who is entitled to vote at the meeting and who complies with the notice procedures in the next sentence may nominate a person for election to the Company’s Board. Such stockholder must deliver a notice containing the information described above to the Corporate Secretary not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

These requirements are separate from the requirements of the SEC that a stockholder must meet to have a proposal included in our proxy statement.

We will also furnish any stockholder a copy of our amended and restated bylaws without charge upon written request to the Corporate Secretary. We have filed a copy of our amended and restated bylaws as Exhibit 3.4 to our Annual Report on Form 10-K, for the fiscal year ended December 31, 2007.

By Order of the Board,

Paul C. Hughes
Corporate Secretary

April 28, 2008

Annex A

CAPLEASE, INC.
Independence Determination Guidelines

A director is considered independent if the Board makes an affirmative determination that the director has no material relationship with the Company after broadly considering all relevant facts and circumstances. The Board has established the categorical standards set forth below to assist it in making such determinations. A director will not be considered independent if the director:

•
is, or who has been within the last three years, an employee of the Company or any of its subsidiaries, or whose immediate family member is, or has been within the last three years, an executive officer, of the Company or any of its subsidiaries;

•
has received or who has an immediate family member, serving as an executive officer, who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company or any of its subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
(A) is or whose immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) is a current employee of such a firm; (C) has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) was or whose immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•
is or has been within the last three years, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executives at the same time serves or served on that company’s compensation committee;

•
is a current employee, or whose immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company or any of its subsidiaries for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues (as reported for the last completed fiscal year); or

•
is, or within the last three years has been, an executive officer of a charitable organization that receives contributions from the Company or any of its subsidiaries in an amount which, in any single fiscal year, exceeds the greater of $1 million of 2% of such charitable organization’s consolidated gross revenues.

A-1

CAPLEASE, INC.

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, JUNE 11, 2008
AND PROXY STATEMENT

PROXY

CAPLEASE, INC.
1065 Avenue of the Americas
New York, NY 10018

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Paul H. McDowell and Paul C. Hughes, or either of them, as proxy of the undersigned (and if the undersigned is a proxy, substitute proxies), each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all of the shares of common stock of CapLease, Inc. (the “Company”) which the undersigned is entitled to vote, as specified on the reverse side of this card, at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate office at 1065 Avenue of the Americas, 19th Floor, New York, New York, on Wednesday, June 11, 2008 at 10:00 a.m., local time, and at any adjournment, postponement or continuation thereof. This proxy is solicited on behalf of the Board of Directors.

When this Proxy is properly executed, the shares to which this Proxy relates will be voted as specified and, if no specification is made, will be voted FOR the Board of Directors’ nominees and FOR the ratification of our independent registered public accounting firm, and this Proxy authorizes the above-designated Proxies to vote in their sole discretion on such other business as may properly come before the meeting or any adjournments or postponements thereof pursuant to Maryland law and the amended and restated bylaws of the Company and to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side)

If no specification is made, this Proxy will be voted FOR all nominees.

1. ELECTION OF DIRECTORS.

The Board of Directors recommends a vote FOR all nominees.

Nominees:
Paul H. McDowell
William R. Pollert
Michael E. Gagliardi
Stanley Kreitman
Jeffrey F. Rogatz
Howard A. Silver

OR ALL NOMINEES ☐	WITHHOLD FOR ALL NOMINEES ☐

WITHHOLD FOR THE FOLLOWING ONLY (In the space provided below, write in the name of the nominee(s) for whom you wish to WITHHOLD)

If no specification is made, this Proxy will be voted FOR the ratification of McGladrey & Pullen LLP as our independent registered public accounting firm for the year ending December 31, 2008.

2.	RATIFICATION OF MCGLADREY & PULLEN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008.

The Board of Directors recommends a vote FOR this proposal.

FOR	AGAINST	ABSTAIN
☐	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of common stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of common stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please also date this Proxy.

Signature:	Date:

Signature:	Date: